   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 1997
                                                     REGISTRATION NO. 333-30443
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        HOUSTON INDUSTRIES INCORPORATED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                TEXAS                                  74-1885573
    (STATE OR OTHER JURISDICTION                    (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)                IDENTIFICATION NO.)


                                                     HUGH RICE KELLY
           1111 LOUISIANA                   EXECUTIVE VICE PRESIDENT, GENERAL
        HOUSTON, TEXAS 77002                           COUNSEL AND
           (713) 207-3000                          CORPORATE SECRETARY
  (ADDRESS, INCLUDING ZIP CODE, AND                  1111 LOUISIANA
              TELEPHONE                           HOUSTON, TEXAS 77002
   NUMBER, INCLUDING AREA CODE, OF                   (713) 207-3000
            REGISTRANT'S                  (NAME, ADDRESS, INCLUDING ZIP CODE,
    PRINCIPAL EXECUTIVE OFFICES)                  AND TELEPHONE NUMBER,
                                            INCLUDING AREA CODE, OF AGENT FOR
                                                 SERVICE OF REGISTRANT)


                               ----------------

                                  COPIES TO:

          MARGO S. SCHOLIN                        ROBERT W. REEDER, III
        BAKER & BOTTS, L.L.P.                      SULLIVAN & CROMWELL
            910 LOUISIANA                           125 BROAD STREET
           ONE SHELL PLAZA                      NEW YORK, NEW YORK 10004
      HOUSTON, TEXAS 77002-4995                      (212) 558-4000
           (713) 229-1234

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the estimated expenses payable by the Company in connection with the sale of the Securities offered hereby.


      Securities and Exchange Commission filing fee..................... $328,450
      Blue Sky fees and expenses........................................   20,000
      Trustee's fees and expenses.......................................    7,000
      Attorney's fees and expenses......................................  180,000
      Independent Auditor's fees and expenses...........................   40,000
      Printing and engraving expenses...................................   50,000
      Listing fees......................................................   55,000
      Rating agency fees................................................  174,000
      Miscellaneous expenses............................................    5,550
                                                                         --------
        Total........................................................... $860,000
                                                                         ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article 2.02.A.(16) and Article 2.02-1 of the Texas Business Corporation Act and Article V of the Company's Amended and Restated Bylaws provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, the Company has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

  Additionally, Article IX of the Company's Restated Articles of Incorporation provides that a director of the Company is not liable to the Company or its shareholders for monetary damages for any act or omission in the director's capacity as director, except that Article IX does not eliminate or limit the liability of a director for (i) breaches of such director's duty of loyalty to the Company and its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) transactions from which a director receives an improper benefit, irrespective of whether the benefit resulted from an action taken within the scope of the director's office, (iv) acts or omissions for which liability is specifically provided by statute and (v) acts relating to unlawful stock repurchases or payments of dividends.

  Article IX also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article IX shall not adversely affect any right of protection of a director of the Company existing at the time of the repeal or modification.

  The Underwriting Agreement to be entered into in connection with the offering of the Securities described in this Registration Statement will provide that the Underwriters shall indemnify the Company, its directors and certain officers of the Company against liabilities resulting from information furnished by or on behalf of the Underwriters specifically for use in the Registration Statement.

  See "Item 17. Undertakings" for a description of the Commission's position regarding such indemnification provisions.

ITEM 16. EXHIBITS.

  See Index to Exhibits at page II-6.

ITEM 17. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, HOUSTON INDUSTRIES INCORPORATED CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON JULY 8, 1997.

                                          HOUSTON INDUSTRIES INCORPORATED
                                            (Registrant)

                                                    /s/ Don D. Jordan
                                          By: _________________________________
                                             (Don D. Jordan, Chairman and
                                              Chief Executive Officer)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

      /s/   Don D. Jordan             Chairman, Chief Execuitive      July 8, 1997
____________________________________     Officer and Director
          (Don D. Jordan)                (Principal Executive
                                               Officer)

      /s/ Stephen W. Naeve           Executive Vice President and     July 8, 1997
____________________________________   Chief Financial Officer
        (Stephen W. Naeve)               (Principal Financial
                                               Officer)

   /s/  Mary P. Ricciardello              Vice President and          July 8, 1997
____________________________________    Comptroller (Principal
      (Mary P. Ricciardello)             Accounting Officer)

      /s/   Milton Carroll                     Director               July 8, 1997
____________________________________
          (Milton Carroll)

       /s/   John T. Cater                     Director               July 8, 1997
____________________________________
           (John T. Cater)

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

   /s/   Robert J. Cruikshank                 Director                July 8, 1997
____________________________________
        (Robert J. Cruikshank)

    /s/    Linnet F. Deily                     Director               July 8, 1997
____________________________________
         (Linnet F. Deily)

     /s/    Lee W. Hogan                       Director               July 8, 1997
____________________________________
          (Lee W. Hogan)

   /s/     R. Steve Letbetter                  Director               July 8, 1997
____________________________________
        (R. Steve Letbetter)

   /s/    Alexander F. Schilt                  Director               July 8, 1997
____________________________________
        (Alexander F. Schilt)

    /s/     Bertram Wolfe                      Director               July 8, 1997
____________________________________
           (Bertram Wolfe)

                               INDEX TO EXHIBITS

 EXHIBIT                                                                  PAGE
 NUMBER                                                                  NUMBER
 -------                                                                 ------
  1.1    --Form of Underwriting Agreement relating to the Securities.
  2.1    --Agreement and Plan of Merger among the Company, HL&P, HI
          Merger, Inc. and NorAm dated August 11, 1996 (incorporated by reference to Exhibit 2 to the Company's Form
          8-K dated August 11, 1996 (Commission File Number 1-7629)).
  2.2    --Amendment to Agreement and Plan of Merger dated as of
          October 23, 1996 among the Company, HL&P, HI Merger, Inc.
          and NorAm (incorporated by reference to Exhibit 2(c) to the
          Company's Registration Statement on Form S-4 (Registration
          Number 333-11329)).
  4.1    --Form of Indenture governing the Securities between the
          Company and The First National Bank of Chicago, as Trustee.
  4.2    --Form of Securities (included in Exhibit 4.1).
  4.3    --Stockholder's Agreement dated as of July 6, 1995 between the Company and Time Warner (incorporated by reference to
          Exhibit 2 to the Company's Schedule 13-D dated July 6, 1995
          (Commission File Number 5-19351)).
  4.4    --Amendment to Stockholder's Agreement dated November 18,
          1996 (incorporated by reference to Exhibit 10(x)(3) to the
          Company's Annual Report on Form 10-K for the fiscal year
          ended December 31, 1996 (Commission File Number 1-7629)).
  5.1    --Opinion of Baker & Botts, L.L.P. relating to the
          Securities.
  8.1    --Opinion of Baker & Botts, L.L.P. as to certain tax matters.
 12.1    --Computation of ratio of earnings to fixed charges
          (incorporated by reference to (i)
          Exhibit 12 to the Company's Annual Report on Form 10-K for
          the fiscal year ended December 31, 1996 (Commission File
          Number 1-7629) and (ii) Exhibit 12 to the Company's
          Quarterly Report on Form 10-Q for the quarter ended ended
          March 31, 1997 (Commission File Number 1-7629)).
 23.1    --Consent of Deloitte & Touche LLP.
 23.2    --Consent of Baker & Botts, L.L.P. (included in Exhibits 5.1 and 8.1).
 24.1*   --Powers of Attorney.
 25.1*   --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as
          Indenture Trustee.

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*  Previously filed.